Case 19-31786 Document 524 Filed in TXSB on 07/01/19 Page 1 of 14

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF TEXAS
HOUSTON DIVISION

CASE NAME: Vanguard Natural Resources, Inc.
CASE NUMBER: 19-31786

PETITION DATE: 3/31/2019
DISTRICT OF TEXAS: Southern
DIVISION: Houston

MONTHLY OPERATING REPORT SUMMARY FOR MAY 2019

($ in thousands)

MONTH	April 2019	May 2019	June 2019	July 2019	August 2019	September 2019
REVENUES (MOR-6)	31,299	30,990				
INCOME BEFORE INT; DEPREC./TAX (MOR-6)	214	4,636				
NET INCOME (LOSS) (MOR-6)	(20,182)	(7,259)				
PAYMENTS TO INSIDERS (MOR-9)	119	119				
PAYMENTS TO PROFESSIONALS (MOR-9)	0	0				
TOTAL DISBURSEMENTS (MOR-8)	40,157	37,330				

The original of this document must be filed with the United States Bankruptcy Court and a copy must be sent to the United States Trustee

REQUIRED INSURANCE MAINTAINED AS OF SIGNATURE DATE		EXP. DATE
CASUALTY	YES (X) NO ( )	7/1/2020
LIABILITY	YES (X) NO ( )	7/1/2020
VEHICLE	YES (X) NO ( )	7/1/2020
WORKER'S	YES (X) NO ( )	10/1/2019
D&O LIABILITY	YES (X) NO ( )	8/1/2019

Question	CIRCLE ONE
Are all accounts receivable being collected within terms? (1)	Yes (No)
Are all post-petition liabilities, including taxes, being paid within terms?	Yes (No)
Have any pre-petition liabilities been paid?	(Yes) No
If so, describe: Prepetition liabilities have been paid in accordance with the applicable court orders	
Are all funds received being deposited into DIP bank accounts?	(Yes) No
Were any assets disposed of outside the normal course of business?	Yes (No)
If so, describe	
Are all U.S. Trustee Quarterly Fee Payments current?	(Yes) No
What is the status of your Plan of Reorganization? The plan was filed on April 30, 2019 as docket # 230.	

ATTORNEY NAME: James Grogan
FIRM NAME: Blank Rome
ADDRESS: 717 Texas Avenue
ADDRESS: Suite 1400
CITY, STATE, ZIP: Houston, TX 77002
TELEPHONE: (713) 632-8652

I certify under penalty of perjury that the following complete Monthly Operating Report (MOR), consisting of MOR-1 through MOR-9 plus attachments, is true and correct.

SIGNED: /s/ Ryan Midgett TITLE: Chief Financial Officer
(ORIGINAL SIGNATURE)

Ryan Midgett July 1, 2019
(PRINT NAME OF SIGNATORY) (DATE)

MOR-1

Notes:
(1) In ordinary course of business, the Debtors attempt to collect all accounts receivable within terms; however, certain receivables are collected outside of contractual terms.

Case 19-31786 Document 524 Filed in TXSB on 07/01/19 Page 2 of 14

CASE NAME: Vanguard Natural Resources, Inc.
CASE NUMBER: 19-31786

COMPARATIVE BALANCE SHEETS

ASSETS *($ in thousands)*	*FILING DATE* * (1) **March 2019**	**MONTH** **April 2019**	**MONTH** **May 2019**	**MONTH** **June 2019**	**MONTH** **July 2019**	**MONTH** **August 2019**	**MONTH** **September 2019**
CURRENT ASSETS							
Cash & Cash Equivalents (2)	9,262	41,967	45,940				
Accounts Receivable, net	55,118	45,941	46,849				
Prepaid Drilling Costs	12,519	7,373	4,961				
Other	11,936	11,225	10,743				
TOTAL CURRENT ASSETS	**88,836**	**106,506**	**108,493**				
PROPERTY, PLANT & EQUIPMENT							
Proved Properties	1,523,831	1,523,364	1,523,446				
Unproved Properties	81,597	81,435	81,435				
WIP	39,930	45,922	49,660				
Less Accumulated DD&A	(302,521)	(313,203)	(323,885)				
TOTAL OIL & NATURAL GAS PP&E	**1,342,836**	**1,337,517**	**1,330,656**				
Other Property & Equipment	1,639	1,627	1,632				
Less Accumulated Depreciation	(942)	(969)	(1,003)				
TOTAL OTHER PP&E	**696**	**658**	**629**				
OTHER ASSETS							
Right of Use Asset	15,503	14,812	14,261				
Other Intangibles	2,116	2,111	2,107				
Derivatives	1,948	(0)	0				
Other Assets	14,231	13,821	14,081				
TOTAL OTHER ASSETS	**33,798**	**30,744**	**30,449**				
Total Assets	**$1,466,166**	**$1,475,426**	**$1,470,228**				

* Per Schedules and Statement of Affairs

MOR-2

Notes:

(1) Cash balance as of March 31, 2019 excludes royalty checks which were not released until the royalty order was signed on April 1, 2019.

(2) Cash balance includes restricted cash.

Case 19-31786 Document 524 Filed in TXSB on 07/01/19 Page 3 of 14

CASE NAME: Vanguard Natural Resources, Inc.
CASE NUMBER: 19-31786

COMPARATIVE BALANCE SHEETS

LIABILITIES & STOCKHOLDERS' EQUITY ($ in thousands)	FILING DATE * March 2019	MONTH April 2019	MONTH May 2019	MONTH June 2019	MONTH July 2019	MONTH August 2019	MONTH September 2019
LIABILITIES							
POST-PETITION LIABILITIES (MOR-4)	0	193,582	206,191				
PRE-PETITION LIABILITIES							
Secured Debt	801,155	801,155	801,155				
Lease Liabilities	16,054	15,413	14,892				
Second Lien Secured Debt	80,722	80,722	80,722				
Asset Retirement Obligation (1)	145,041	0	0				
Other Liabilities (2)	151,342	132,687	122,464				
TOTAL PRE-PETITION LIABILITIES	1,194,316	1,029,978	1,019,234				
TOTAL LIABILITIES	1,194,316	1,223,560	1,225,424				
STOCKHOLDERS' EQUITY (DEFICIT)							
COMMON STOCK	20	20	20				
ADDITIONAL PAID-IN CAPITAL	509,477	509,674	509,871				
RETAINED EARNINGS: Filing Date	(237,646)	(237,646)	(237,646)				
RETAINED EARNINGS: Post Filing Date	0	(20,182)	(27,441)				
TOTAL STOCKHOLDERS' EQUITY (NET WORTH)	271,851	251,865	244,803				
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$1,466,166	$1,475,426	$1,470,228				

* Per Schedules and Statement of Affairs

MOR-3

Notes:

(1) ARO liability is recorded quarterly and is classified as post-petition (not subject to compromise) for the purposes of the Monthly Operating Report.

(2) Other Liabilities include accounts payable, oil and gas revenue payable, commodity derivatives, and other liability accruals.

Case 19-31786 Document 524 Filed in TXSB on 07/01/19 Page 4 of 14 CASE NAME: Vanguard Natural Resources, Inc. CASE NUMBER: 19-31786 SCHEDULE OF POST-PETITION LIABILITIES April 2019 May 2019 June 2019 July 2019 August 2019 September 2019 ($ in thousands) ACCOUNTS PAYABLE 1,360 3,819 ACCRUED TAXES & MARKETING 1,104 2,189 SECURED DEBT POST-PETITION 20,000 20,000 ACCRUED INTEREST PAYABLE 115 106 ACCRUED PROFESSIONAL FEES * 7,019 12,435 OTHER LIABILITIES 770 770 1. Lease Operating and Capital Accrued Expenses 8,754 11,054 2. Revenue Payable 8,028 9,521 (1) 3. Asset Retirement Obligation 144,967 144,967 4. General, Administrative, and Other Accruals 1,465 1,328 TOTAL POST-PETITION LIABILITIES (MOR-3) $193,582 $206,191 *Payment Requires Court Approval MOR-4 Notes: (1) ARO liability is recorded quarterly and is classified as post-petition (not subject to compromise) for the purposes of the Monthly Operating Report.

Case 19-31786 Document 524 Filed in TXSB on 07/01/19 Page 5 of 14 CASE NAME: Vanguard Natural Resources, Inc. CASE NUMBER: 19-31786 AGING OF POST-PETITION LIABILITIES MAY 2019 ($ in thousands) DAYS TOTAL TRADE ACCRUED TAXES LEASE OPERATING & REVENUE OTHER ACCOUNTS & MARKETING CAPITAL ACCRUAL PAYABLE 0-30 31,551 4,425 1,314 7,435 9,521 8,856 31-60 29,673 (606) 876 3,620 0 25,784 61-90 0 0 0 0 0 0 91+ 0 0 0 0 0 0 TOTAL (1) (2) $61,224 $3,819 $2,189 $11,054 $9,521 $34,640 AGING OF ACCOUNTS RECEIVABLE ($ in thousands) MONTH April 2019 May 2019 June 2019 July 2019 August 2019 September 2019 0-30 DAYS 31,859 31,984 31-60 DAYS 3,316 3,460 61-90 DAYS 1,677 1,442 91+ DAYS 9,089 9,962 TOTAL (3) $45,941 $46,849 MOR-5 Notes: (1) This may include disputed payables. (2) Due to the nature of the liabilities, Asset Retirement Obligations of approximately $145 million are excluded from the aging of post-petition liabilities. (3) Accounts Receivable includes oil and gas receivables, JIB receivables, and other miscellaneous receivables.

Case 19-31786 Document 524 Filed in TXSB on 07/01/19 Page 6 of 14

CASE NAME: Vanguard Natural Resources, Inc.
CASE NUMBER: 19-31786

STATEMENT OF INCOME (LOSS)

($ in thousands)	April 2019	May 2019	June 2019	July 2019	August 2019	September 2019	FILING TO DATE
REVENUES (MOR-1)	31,299	30,990					62,289
GATHERING, PROCESSING & TRANSPORTATION	4,329	5,103					9,431
GROSS PROFIT	26,970	25,887					52,857
OPERATING EXPENSES:							
LOE	9,770	7,283					17,053
General & Administrative	3,509	2,476					5,985
Insiders Compensation	119	119					238
Restructuring Costs (1)	10,728	8,504					19,232
Production & Ad Valorem Taxes	2,596	2,647					5,243
Exploration Expense	34	222					256
TOTAL OPERATING EXPENSES	26,756	21,251					48,007
INCOME BEFORE INT, DEPR/TAX (MOR-1)	214	4,636					4,850
INTEREST EXPENSE	193	795					987
DEPRECIATION, DEPLETION, AND AMORTIZATION	11,165	11,169					22,334
OTHER (INCOME) EXPENSE (2)	9,038	(68)					8,970
OTHER ITEMS*	0	0					0
TOTAL INT, DEPR & OTHER ITEMS	20,396	11,895					32,291
NET INCOME BEFORE TAXES	(20,182)	(7,259)					(27,441)
FEDERAL INCOME TAXES	0	0					0
NET INCOME (LOSS) (MOR-1)	($20,182)	($7,259)					($27,441)

Accrual Accounting Required, Otherwise Footnote with Explanation.
* Unusual and/or infrequent item(s) outside the ordinary course of business requires footnote.

MOR-6

Notes:
(1) Includes restructuring costs from the 2017 and 2019 bankruptcy filings.
(2) Includes termination of commodity derivatives.

Case 19-31786 Document 524 Filed in TXSB on 07/01/19 Page 7 of 14

CASE NAME: Vanguard Natural Resources, Inc.
CASE NUMBER: 19-31786

CASH RECEIPTS AND DISBURSEMENTS ($ in thousands)	April 2019	May 2019	June 2019	July 2019	August 2019	September 2019	FILING TO DATE (1)
1. CASH-BEGINNING OF MONTH	$12,532	$41,967					$12,532
RECEIPTS:							
2. CASH SALES	0	0					0
3. COLLECTION OF ACCOUNTS RECEIVABLE	49,140	41,303					90,443
4. LOANS & ADVANCES (attach list)	20,000	0					20,000
5. SALE OF ASSETS	0	0					0
6. OTHER (attach list)	452	0					452
TOTAL RECEIPTS	69,592	41,303					110,895
(Withdrawal) Contribution by Individual Debtor MFR-2 *	0	0					0
DISBURSEMENTS:							
7. NET PAYROLL	2,880	2,929					5,809
8. PAYROLL TAXES PAID (2)	0	0					0
9. SALES, USE & OTHER TAXES PAID	6,046	6,293					12,339
10. SECURED/RENTAL/LEASES	602	818					1,420
11. UTILITIES & TELEPHONE	120	1,457					1,578
12. INSURANCE	0	0					0
13. INVENTORY PURCHASES	0	0					0
14. VEHICLE EXPENSES	75	307					382
15. TRAVEL & ENTERTAINMENT	113	133					246
16. MARKETING & TRANSPORTATION	3,191	3,601					6,792
17. ADMINISTRATIVE & SELLING	100	409					509
18. ROYALTIES	11,079	8,427					19,505
19. LEASE OPPERATING EXPENSE & CAPITAL EXPENDITURE	12,549	8,824					21,373
20. LAND	105	432					537
21. OTHER (attach list)	0	0					0
TOTAL DISBURSEMENTS FROM OPERATIONS	36,861	33,629					70,490
22. PROFESSIONAL FEES	988	2,964					3,952
23. U.S. TRUSTEE FEES	0	4					4
24. OTHER REORGANIZATION EXPENSES (attach list)	2,308	733					3,041
TOTAL DISBURSEMENTS	40,157	37,330					77,486
25. NET CASH FLOW	29,435	3,973					33,409
26. CASH - END OF MONTH (MOR-2)	$41,967	$45,940					$45,940

* Applies to Individual debtors only

MOR-7

Notes:
(1) There were no post-petition disbursements in March 2019.
(2) Payroll taxes are paid to Insperity and included in net payroll.

Case 19-31786 Document 524 Filed in TXSB on 07/01/19 Page 8 of 14 MOR-7a Cash Receipts & Disbursements Support Loans & Advances ($ in thousands) FILING TO April 2019 May 2019 June 2019 July 2019 August 2019 September 2019 Receipt DATE Receipt of DIP Funds 20,000 0 20,000 Total $20,000 $0 $20,000 Other Receipts FILING TO April 2019 May 2019 June 2019 July 2019 August 2019 September 2019 Receipt DATE Refund from JIB Partner 452 0 452 Total $452 $0 $452 Other Reorganization Expenses Support FILING TO April 2019 May 2019 June 2019 July 2019 August 2019 September 2019 (1) Expense DATE DIP Fees 2,308 733 3,041 Total $2,308 $733 $3,041 MOR-7a (1) There were no post-petition disbursements in March 2019.

Case 19-31786 Document 524 Filed in TXSB on 07/01/19 Page 9 of 14

CASE NAME: Vanguard Natural Resources, Inc.
CASE NUMBER: 19-31786

CASH ACCOUNT RECONCILIATION
MONTH OF MAY

($ in thousands)

BANK NAME	Capital One	Capital One	Capital One	Capital One	Wells Fargo	Capital One	Capital One	
ACCOUNT NUMBER	#4917	#1271	#5646	#5638	#1301	#1814	#5603	
ACCOUNT TYPE	Master Operating Account	Adequate Assurance Account	Account Related to Former Chapter 11 Estates	Account Related to Former Chapter 11 Estates	VNG Vendor Account	Secondary Operating Account	VNR Finance Account	TOTAL (1) (2)
BANK BALANCE	46,912	699	3,750	0	28	250	0	51,638
NET TIMING ADJUSTMENTS DUE TO/(FROM) BANK	0	0	0	0	0	0	0	0
OUTSTANDING CHECKS	5,638	0	0	0	0	60	0	5,698
ADJUSTED BANK BALANCE	$41,274	$699	$3,750	$0	$28	$190	$0	$45,940
BEGINNING CASH - PER BOOKS	37,552	446	3,750	0	39	181	0	41,967
RECEIPTS	41,277	0	0	0	0	27	0	41,303
TRANSFERS BETWEEN ACCOUNTS	(8,965)	253	0	0	0	8,682	30	0
(WITHDRAWAL) OR CONTRIBUTION BY DEBTOR INDIVIDUAL MFR-2	0	0	0	0	0	0	0	0
CHECKS/OTHER DISBURSEMENTS	(28,590)	0	0	0	(11)	(8,699)	(30)	(37,330)
ENDING CASH - PER BOOKS	$41,274	$699	$3,750	$0	$28	$190	$0	$45,940

MOR-8

Notes:
(1) Does not include the segregated bank account held at US Bank (x7000), which has a balance of $1,128,869.34
(2) Does not include the Employee Relief Account held at Capital One (x0453), which has a balance of $4,773.

Case 19-31786 Document 524 Filed in TXSB on 07/01/19 Page 10 of 14 MOR-8a Schedule of Disbursements by Debtor Entity For the Period May 1, 2019 through May 31, 2019 (Unaudited) ($ in thousands) Total Disbursement Debtor Entity Case No. Current Period Current Quarter Vanguard Natural Resources, Inc. 19-31786 $30 $30 Eagle Rock Acquisition Partnership, L.P. 19-31787 0 0 Eagle Rock Acquisition Partnership II, L.P. 19-31788 0 0 Eagle Rock Energy Acquisition Co., Inc. 19-31789 0 0 Eagle Rock Energy Acquisition Co. II, Inc. 19-31790 0 0 Eagle Rock Upstream Development Company, Inc. 19-31791 0 0 Eagle Rock Upstream Development Company II, Inc. 19-31792 0 0 Escambia Asset Co. LLC 19-31793 0 0 Escambia Operating Co. LLC 19-31794 0 0 Vanguard Natural Gas, LLC 19-31795 8,710 15,992 Vanguard Operating, LLC 19-31796 28,590 61,464 VNR Holdings, LLC 19-31797 0 0 Total Disbursements for Calculating U.S. Trustee Quarterly Fees $37,330 $77,486 MOR-8a

Case 19-31786 Document 524 Filed in TXSB on 07/01/19 Page 11 of 14

CASE NAME: Vanguard Natural Resources, Inc.
CASE NUMBER: 19-31786

PAYMENTS TO INSIDERS AND PROFESSIONALS

Of the total disbursements shown for the month, list the amount paid to insiders (as defined in Section 101(31)(A)-(F) of the U.S. Bankruptcy Code) and the professionals.
Also, for insiders, identify the type of compensation paid (e.g., salary, commission, bonus, etc.) (Attach additional pages as necessary).

($ in thousands)

INSIDERS: NAME/POSITION//COMP TYPE				April 2019	May 2019	June 2019	July 2019	August 2019	September 2019
1.	RICHARD SCOTT SLOAN	CEO	Salary	60	60				
2.	RYAN MIDGETT	CFO	Salary	27	27				
3.	JONATHAN CURTH	GC	Salary	32	32				
4.									
5.									
6.									
TOTAL INSIDERS (MOR-1)				$119	$119				

($ in thousands)

PROFESSIONALS: NAME/ORDER DATE			April 2019	May 2019	June 2019	July 2019	August 2019	September 2019
1.	BLANK ROME LLP	April 23, 2019	0	0				
2.	DELOITTE TAX LLP	May 21, 2019	0	0				
3.	EVERCORE GROUP LLC	April 23, 2019	0	0				
4.	KIRKLAND & ELLIS LLP	April 23, 2019	0	0				
5.	MCCARN & WEIR, P.C.	April 23, 2019	0	0				
6.	OPPORTUNE	April 23, 2019	0	0				
7.	PRIME CLERK LLC	April 1, 2019	0	0				
8.	ROGER SOAPE, INC.	April 23, 2019	0	0				
TOTAL PROFESSIONALS (MOR-1)			$0	$0				

MOR-9

Case 19-31786 Document 524 Filed in TXSB on 07/01/19 Page 12 of 14 UNITED STATES BANKRUPTCY COURT SOUTHERN DISTRICT OF TEXAS HOUSTON DIVISION CASE NAME: Vanguard Natural Resources, Inc. PETITION DATE: 3/31/2019 CASE NUMBER: 19-31786 MONTHLY OPERATING REPORT NOTES FOR MAY 31, 2019 Basis of Presentation The accompanying consolidated financial statements of the Debtors have been prepared solely for the purpose of complying with the monthly reporting requirements of the U.S. Bankruptcy Court for the Southern District of Texas (the “Monthly Operating Report”). The Monthly Operating Report is limited in scope, covers a limited time period and the schedules contained herein were not audited or reviewed by independent accountants nor are they intended to reconcile to any financial statements otherwise prepared or distributed by the Debtors or any of the Debtors’ affiliates. The unaudited financial statements have been derived from the books and records of the Debtors. Because the Debtors’ accounting systems, policies, and practices were developed with a view to producing consolidated financial reporting on a quarterly basis, rather than by legal entity on a monthly basis, it is possible that not all assets or liabilities have been recorded at the correct legal entity of the Debtor. The Debtors reserve all rights to supplement or amend any schedules contained in this Monthly Operating Report. The information presented here is unaudited, subject to further review and material adjustments, and has not been subject to all procedures that would typically be applied to financial information presented in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”), including, but not limited to, accruals, impairment adjustments, fair value assessments, tax provision, and other recurring adjustments considered necessary by management to fairly state the financial position and results of operations for the interim period(s) presented. Upon the application of such procedures, the Debtors believe that the financial information could be subject to changes, and these changes could be material. The information furnished in this Monthly Operating Report includes normal recurring adjustments, but does not include all of the adjustments that would typically be made for interim financial statements in accordance with U.S. GAAP. As part of their restructuring efforts, the Debtors are reviewing their assets and liabilities on an ongoing basis, including without limitation with respect to intercompany claims and obligations, and nothing contained in this Monthly Operating Report shall constitute a waiver of any of the Debtors’ rights with respect to such assets, liabilities, claims and obligations that may exist. The Debtors caution readers not to place undue reliance upon the information contained in this Monthly Operating Report. The results herein are not necessarily indicative of results which may be expected from any other period or for the full year and may not necessarily reflect the combined results of operations, financial position, and schedule of receipts and disbursements of the Debtors in the future. 12

Case 19-31786 Document 524 Filed in TXSB on 07/01/19 Page 13 of 14 Treatment of Intercompany Transactions The Debtors have not made any determination that tax refunds or attributes are assets or liabilities of a particular Debtor and the Debtors reserve all of their rights on this issue. Pursuant to the Final Order (I) Authorizing the Debtors to (A) Continue to Operate Their Cash Management System and Maintain Existing Bank Accounts and (B) Continue to Perform Intercompany Transactions, and (II) Granting Related Relief [Docket No. 181], the Debtors have kept detailed information on all post-Petition Date transfers of cash among the Debtors for the period covered by the Monthly Operating Report, as described in further detail in this Report. Treatment of Certain Liabilities and GAAP Disclosures As a result of the chapter 11 filings, the payment of prepetition indebtedness is subject to compromise or other treatment under a plan of reorganization. The determination of how liabilities will ultimately be settled or treated cannot be made until the Bankruptcy Court approves a chapter 11 plan of reorganization. Accordingly, the ultimate amount of such liabilities is not determinable at this time. ASC 852 requires prepetition liabilities that are subject to compromise to be reported at the amounts expected to be allowed as claims, even if they may be settled for lesser amounts. The amounts currently classified as liabilities subject to compromise are preliminary and may be subject to future adjustments depending on Court actions, further developments with respect to disputed claims, determinations of the secured status of certain claims, the values of any collateral securing such claims, rejection of executory contracts, continued reconciliation or other events. The Monthly Operating Report does not contain all disclosures that would be required for presentation in accordance with US GAAP and there can be no assurance that, from the perspective of an investor or potential investor, the Monthly Operating Report contains information that would be typical of financial statements filed with the Securities and Exchange Commission. For instance, for the period commencing on the Petition Date and thereafter, the company stopped accrued interest on prepetition indebtedness until further review of these obligations is completed. The Debtors’ consolidated financial statements in this report have been prepared on a going concern basis, which contemplates continuity of operations, realization of assets and liquidation of liabilities in the ordinary course of business. Certain prepetition liabilities have been reclassified as liabilities subject to compromise. Liabilities subject to compromise currently include, among other things, funded debt obligations and amounts due to third parties for goods and services received prior to the Petition Date. The Debtors continue to analyze and reconcile these amounts, and, therefore, the amounts reflected herein are current estimates and subject to material change as additional analysis and decisions are completed. 13

Case 19-31786 Document 524 Filed in TXSB on 07/01/19 Page 14 of 14 Treatment of Reorganization Costs ASC 852 requires expenses and income directly associated with the chapter 11 filings to be reported separately in the income statement as reorganization items. Reorganization items includes write off of discount, premium, debt issuance costs, and derivatives associated with long- term debt, expenses related to legal advisory and representation services, other professional consulting and advisory services, estimates of claims allowed related to legal matters and rejected executory contracts and changes in liabilities subject to compromise recognized as there are changes in amounts expected to be allowed as claims. Reservation of Rights Given the complexity of the Debtors’ business, inadvertent errors, omissions or over inclusion of contracts or leases may have occurred. Accordingly, the Debtors hereby reserve all of their rights to dispute the validity, status, enforceability, or executory nature of any claim amount, representation or other statement in this Monthly Operating Report and reserve the right to amend or supplement this Monthly Operating Report, if necessary, but shall be under no obligation to do so. Reporting Period Unless otherwise noted herein, the Monthly Operating Report generally reflects the Debtors’ books and records and financial activity occurring during the applicable reporting period. For the purposes of this Monthly Operating Report, the period reflects March 31, 2019 through and including May 31, 2019. Except as otherwise noted, no adjustments have been made for activity occurring after the close of the reporting period. Accuracy The financial information disclosed herein was not prepared in accordance with federal or state securities laws or other applicable nonbankruptcy law or in lieu of complying with any periodic reporting requirements thereunder. Persons and entities trading in or otherwise purchasing, selling, or transferring the claims against or equity interests in the Debtors should evaluate this financial information in light of the purposes for which it was prepared. The Debtors are not liable for and undertake no responsibility to indicate variations from securities laws or for any evaluations of the Debtors based on this financial information or any other information. 14